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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               Form 8-K

                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported) April 4, 1996



                    Registrant; State of Incorporation;                          IRS Employer
Commission File Number                                Address; and Telephone Number        Identification
No.

1-5532              PORTLAND GENERAL CORPORATION      93-0909442
                    (an Oregon Corporation)
                    121 SW Salmon Street
                    Portland, Oregon 97204
                    (503) 464-8820


1-5532-99           PORTLAND GENERAL ELECTRIC COMPANY 93-0256820
                    (an Oregon Corporation)
                    121 SW Salmon Street
                    Portland, Oregon 97204
                    (503) 464-8000



                     121 S.W. Salmon Street, Portland, Oregon            97204
                      (Address of principal executive offices)         (zip code)

               Registrant's telephone number, including area code 503-464-8820



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Item 5.             Other Events

Citizens' Utility Board of Oregon v. Public Utility Commission of Oregon and Utility Reform Project and Colleen O'Neil v. Public Utility Commission of Oregon, Marion County Oregon Circuit Court

On April 4, 1996, a circuit court judge in Marion County, Oregon ruled that the Public Utility Commission of Oregon (OPUC) could not authorize Portland General Electric Company (PGE) to collect a return on its undepreciated investment in the Trojan Nuclear Plant (Trojan) currently in PGE's rate base. This ruling contradicts a previous Marion County Circuit Court decision as well as a ruling by the OPUC and an opinion issued by the Oregon Attorney General. PGE intends to appeal the ruling and defend its position on this matter.

The ruling was the result of an appeal of PGE's general rate order issued by the OPUC on March 29, 1995. The March 1995 order granted PGE recovery of, and a return on, 87% of its remaining investment in Trojan which was permanently closed in early 1993. Both the Citizens' Utility Board of Oregon
(CUB) and the Utility reform Project (URP) subsequently appealed the rate order in cases that were consolidated in Marion County Circuit Court. While CUB's appeal was limited to challenging the OPUC's authority to grant PGE a return on its remaining Trojan investment, URP's appeal also included a challenge to collection of the principle amount.

In a previous proceeding regarding OPUC's general powers, the OPUC ruled in 1993 that a return on undepreciated Trojan investment could be collected by PGE, provided certain conditions were met. OPUC's ruling was appealed and affirmed by the Marion County Circuit Court in 1994. Further appeal of the 1993 order has been postponed until the challenge to the March 1995 rate order joins it at the court of appeals level.

                           Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                    Portland General Corporation
                    Portland General Electric Company




April 9, 1996       By          /s/  Joseph E. Feltz
                                     Joseph E. Feltz
                                    Assistant Controller
                                    Assistant Treasurer